[LETTERHEAD OF CLEARY GOTTLIEB STEEN & HAMILTON LLP]


                                                                 April 6, 2005

Mandatorily Exchangeable Securities Trust
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

Ladies and Gentlemen:


         We have acted as special tax counsel to Mandatorily Exchangeable Securities Trust (the "Trust") in connection with the registration statement on Form N-2 of the Trust (the "Registration Statement") with the Securities and Exchange Commission and hereby confirm to you the discussion as set forth under the heading "United States Federal Income Tax Consequences" in the Prospectus included in the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                            Very truly yours,

                                            CLEARY GOTTLIEB STEEN & HAMILTON LLP



                                            By   /s/ Erika W. Nijenhuis
                                              ---------------------------------
                                                 Erika W. Nijenhuis, a Partner